Intellect Neurosciences, Inc. Issues Letter to Shareholders From Its Chairman and CEO

NEW YORK, Nov. 21 /PRNewswire-FirstCall/ -- Intellect Neurosciences, Inc. (OTC Bulletin Board: ILNS), a biopharmaceutical company focused on development of disease-modifying therapeutic agents for the treatment and prevention of Alzheimer's disease released today the following Letter to Shareholders from Dr. Daniel Chain, its Chairman and CEO.

Dear Shareholders,

It is my privilege to serve as Chairman and CEO of Intellect Neurosciences Inc., which I helped found in 2005. As this year draws to a close, I would like to update you regarding the Company's activities and achievements. I am proud to report that Intellect has made important progress in key areas that I believe will add enormously to the future value of the Company and reward you for your support.

Our strategy to bring Intellect to a leading position in the creation of treatments for Alzheimer's disease ("AD") has three components:

1.	Create transforming technology platforms around which we build a valuable patent estate;
2.	Identify and develop product candidates that will be owned by Intellect and licensed to pharmaceutical partners at increasingly advanced stages of development;
3.
Leverage our investment in our technology platform through non-exclusive licenses to pharmaceutical companies that use our technology to develop drugs independently, and collaborations based on our own product candidates with pharmaceutical companies that have the resources required to bring such product candidates to market;

Intellect has made significant progress in each component of the strategy. Some highlights follow:

1.	Create transforming technology and expand the patent estate:

We obtained a pivotal patent related to our ANTISENILIN® monoclonal antibody platform in Europe that adds to our reach in our licensing programs because the patent increases the number of countries that will be covered by our current and future licensing agreements. We obtained validation of the patent in several European countries and anticipate doing so in more than 20 countries by the end of this year. At least 6 million Europeans suffer from AD, representing the second largest market after the United States. In addition to Europe, our patent has issued in Japan, China, Australia and New Zealand. We continue to advance our application for a patent in the United States.

Since our inception, we have obtained important new patents related to each of our technology platforms, including the validation in Europe of patents related to our clinical candidate OXIGON® covering multiple disease indications, and our AD vaccine technology, RECALL-VAX(TM). In addition, we continue to file patent applications to increase the strength of our patent estate and value in the market.

2. Identify and develop Intellect's product pipeline:

Our most advanced product candidate that has come from our ANTISENILIN® monoclonal antibody technology platform is a humanized antibody, named IN-N01, for the treatment of Alzheimer's disease. Over the past several months we have successfully completed "humanization", a process that is required in order to adapt the antibody to human use. We believe that our antibody has the potential to be "best-in-class", based on its unique design and engineering. At the appropriate stage of this product candidate's development, we will select a pharmaceutical partner with which to advance its development. Various companies have started to show interest already.

We completed Phase 1 clinical trials and progressed further with the development of OXIGON®, a small molecule intended for the treatment of AD and other disorders, including Parkinson's disease and other neurodegenerative diseases. Our development of OXIGON® was partially supported with federal funding from the National Institutes of Aging. We anticipate starting Phase 2 trials in AD patients next year.

3. Leverage our investment in our technology platforms:

We granted a non-exclusive, worldwide, royalty-bearing license to our ANTISENILIN® AD monoclonal antibody platform to Wyeth and Elan Pharmaceuticals. The license grants rights to Wyeth and Elan under Intellect's patents with respect to the development and sale of Bapineuzumab, a monoclonal antibody intended to treat AD. Wyeth and Elan are currently testing Bapineuzumab in several thousand Alzheimer's patients in a Phase 3 clinical trial. If successful, the drug could be launched early in 2012. Bapineuzumab has enormous sales potential as the first disease modifying drug in the field of AD and Intellect is entitled to a significant royalties on any future sales. The grant of this first license under our ANTISENILIN® patents was of great significance because it validated and established the value of our technology and of our business model that calls for broad licensing of our technology.

We recently granted an option to acquire a similar non-exclusive license to the ANTISENILIN® patents to another top tier pharmaceutical company that is developing its own monoclonal antibody for AD. The drug is currently being tested in humans. We are entitled to an upfront payment if and when this pharmaceutical company exercises the option in the first quarter of 2009 as well as patent milestones and royalties from sales. We are in discussions to grant additional licenses to other major companies.

Based on our transforming scientific discoveries and sound business model, Intellect is on track to become a major player in the discovery and development of drugs to treat AD, a devastating disease that is rapidly growing in prevalence and for which there are currently no efficacious disease-modifying treatments. We have made excellent progress towards achieving our goal for our company even in the face of a truly daunting financial market.

Financially, we continue to vigorously pursue various options to provide the funding necessary to fully realize the aforementioned strategy. We thank you for your patience and understanding as we go through this process.

As we move forward to realize the potential of our discoveries, we are grateful for the support and confidence of all of our shareholders. Be assured that we are steadfast in the pursuit of our goal to build a company that makes significant contributions to the public health and that brings outstanding financial rewards to its investors.

Thank you for your continued interest and support of Intellect Neurosciences, as we work to develop new drugs aimed at slowing or preventing Alzheimer's disease.

Sincerely,

Daniel Chain, Ph.D.

About Intellect Neurosciences, Inc.

Intellect Neurosciences, Inc. is a biopharmaceutical company engaged in the discovery and development of disease-modifying therapeutic agents for the treatment and prevention of AD and other disorders. The Company has a broad proprietary immunotherapy platform for both passive and active immunization against AD. Also, Intellect has completed Phase I clinical trials for OXIGON®, which has the potential to be used as a treatment for AD and other serious disorders.

For additional information, please visit http://www.intellectns.com,

Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Intellect relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Intellect's product candidates and the sufficiency of Intellect's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Intellect's ability to fund such efforts with or without partners. Intellect undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Intellect's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Intellect's Annual Report on Form 10-KSB/A (file no. 333-128226) filed on November 7, 2008.

Source: Intellect Neurosciences, Inc.